Exhibit 21

ADVANCED MICRO DEVICES, INC.
LIST OF SUBSIDIARIES
As of December 26, 2020

Domestic Subsidiaries	State or Jurisdiction Which Incorporated or Organized
Advanced Micro Ltd.(*)	California
AMD Corporation	California
HiAlgo Inc.	California
AMD Advanced Research LLC	Delaware
AMD (EMEA) LTD.	Delaware
AMD Far East Ltd.	Delaware
AMD International Sales & Service, Ltd.	Delaware
AMD Latin America Ltd.	Delaware
SeaMicro, Inc.	Delaware
Thrones Merger Sub, Inc.	Delaware

Foreign Subsidiaries
ATI International SRL(*) (1)	Barbados
ATI Technologies (Bermuda) Limited (1)	Bermuda
Advanced Micro Devices Belgium N.V.(2)	Belgium
AMD South America LTDA(3)	Brazil
1252986 Alberta ULC	Canada
ATI Technologies ULC (4)	Canada
Advanced Micro Devices (China) Co. Ltd.	China
Advanced Micro Devices (Shanghai) Co. Ltd.(5)	China
Advanced Micro Devices Products (China) Co., Ltd (5)	China
Chengdu Haiguang Microelectronics Technology Co., Ltd. (6)	China
AMD Haihe Investment Management Co., Ltd.(**)(7)	China
Advanced Micro Devices S.A.S.	France
Advanced Micro Devices GmbH	Germany
AMD India Private Limited (8)	India
AMD Advanced Micro Devices Israel Ltd.(**)	Israel
Advanced Micro Devices S.p.A.	Italy
AMD Japan Ltd.	Japan
Advanced Micro Devices Sdn. Bhd.	Malaysia
Advanced Micro Devices Global Services (M) Sdn. Bhd.	Malaysia
ATI Technologies (L) Inc. (*)(9)	Malaysia
Advanced Micro Devices Malaysia Ltd. (10)	Malaysia
AMD-NOVF Capital Limited(**)(11)	Mauritius
Advanced Micro Devices (Poland) sp. z o.o.	Poland
Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore
Advanced Micro Devices, AB	Sweden
Advanced Micro Devices (U.K.) Limited	United Kingdom

Exhibit 21

(*)	Inactive
(**)	In the process of being dissolved.
(1)	100% owned by ATI Technologies ULC
(2)	99.9952% owned by Advanced Micro Devices, Inc., .0048% owned by AMD International Sales & Service, Ltd.
(3)	99.9% owned by AMD International Sales & Service, Ltd., 0.1% owned by AMD Far East Ltd.
(4)	Subsidiary of 1252986 Alberta ULC.
(5)	Subsidiary of Advanced Micro Devices (China) Co. Ltd.
(6)	51% owned by Advanced Micro Devices, Inc.
(7)	50% owned by Advanced Micro Devices, Inc.
(8)	47.18% owned by ATI Technologies ULC, 52.82% owned by Advanced Micro Devices, Inc., less than 0.01% owned by 1252986 Alberta ULC and AMD Far East Ltd.
(9)	Subsidiary of ATI Technologies (Bermuda) Limited
(10)	Subsidiary of ATI Technologies (L) Inc.
(11)	50% owned by Advanced Micro Devices, Inc.